UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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Filed by Party other than Registrant	☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement	☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

ADHERA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 18, 2022

On August 18, 2022 Adhera Therapeutics, Inc. (the “Company”) adjourned its Annual Meeting of Stockholders (the “Annual Meeting”) to Tuesday, August 23, 2022 at 5:30 p.m. Eastern Time in order to obtain a sufficient number of votes representing a quorum as required to hold the Annual Meeting. A quorum was not present as of August 18, 2022 at 10:00 a.m. Eastern Time, the originally scheduled time and date of the Annual Meeting.

If you are a stockholder of the Company and we have not yet received your vote, we urge you to vote as soon as possible. As described in the Definitive Proxy Statement for the Annual Meeting mailed to the Company’s stockholders and filed with the Securities and Exchange Commission on June 27, 2022, as supplemented (the “Proxy Statement”), the Company’s Board of Directors believes the proposals being considered at the Annual Meeting are in the best interests of the Company and its stockholders and recommends that the stockholders vote “FOR” each proposal.

Please note that proxy solicitation costs are borne by the Company, and these costs can be substantial. Voting as soon as possible before the adjourned Annual Meeting will help us manage these costs. In order to assist us in attempting to obtain sufficient votes to have a quorum at the Annual Meeting and obtain approval of the matters being presented, we have retained Morrow Sodali to assist us in our proxy solicitation efforts for fees estimated to total approximately $20,000.

As explained in the Proxy Statement, the Annual Meeting will be held as a virtual meeting, and stockholders can attend by visiting www.virtualshareholdermeeting.com/ATRX2022 and entering the control number found on their proxy card, voting instruction form or Notice previously received. In order to vote before the adjourned Annual Meeting by internet at www.proxyvote.com or by phone at 1-800-690-6903, please follow the instructions on the proxy materials previously provided to submit your vote by no later than Monday, August 22, 2022 at 11:59 p.m. Eastern Time. The procedures for stockholders to attend and vote their shares, or submit votes prior to the Annual Meeting, as well as other matters for stockholders to consider, are set forth in more detail in the Proxy Statement.

Whether or not you expect to participate in the Annual Meeting, we urge you to vote your shares at your earliest convenience. This will assist the Company in obtaining the presence of a quorum at the Annual Meeting and obtaining approval of the matters being considered. Your vote is important, so please act today!